UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

PETMED EXPRESS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing party:
(4)	Date Filed:

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend the PetMed Express Inc. (the “Company”) definitive proxy statement (“Proxy Statement”), which was filed with the Securities and Exchange Commission on June 14, 2019 and made available to the Company’s stockholders in connection with the solicitation of proxies by the Board of Directors of the Company for the 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”), scheduled to be held on July 26, 2019 at 1:00 p.m., Eastern Time, at the Company’s headquarters, 420 South Congress Avenue, Delray Beach, FL 33445, in order to correct a inadvertent, minor typographical error in Item 5 – STOCKHOLDER PROPOSAL : SIMPLE MAJORITY VOTE (“Item 5”) of the Proxy Statement, which was originally set forth on pages 7-8 of the Proxy Statement. In the Proxy Statement, the heading for Item 5 correctly identifies in bold and all capital letters that the proposal is “Item 5,” and the proxy voting card correctly refers to Item 5 as “A shareholder proposal regarding a simple majority vote,” however within the body of Item 5 of the Proxy Statement, the proposal is also referenced (in non-bold lettering) as “Proposal 6”, which is being corrected in this Amendment No. 1 as reflected by the underlined text below.

All other items of the Proxy Statement are incorporated herein by reference without changes. Except as specifically discussed in this Explanatory Note, this Amendment No. 1 does not otherwise modify or update any other disclosures presented in the Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

CHANGE TO PROXY STATEMENT

ITEM 5 –STOCKHOLDER PROPOSAL: SIMPLE MAJORITY VOTE

(UPON PROPER PRESENTATION AT THE ANNUAL MEETING)

We received the proposal below from a stockholder, James McRitchie, 9295 Yorkship Court, Elk Grove, California 95758, and have been advised that he intends to have his representative present the proposal for action at our Annual Meeting. As of December 18, 2018, this stockholder states that the proposal meets all Rule 14a-8 requirements, including the continuous ownership of the required stock value of the Company’s common stock for over a year and pledged to continue to hold the required amount of stock until after the date of the Annual Meeting. The text of the stockholder proposal and supporting statement below appear exactly as received by the Company. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the stockholder. Neither the Company nor the Board accepts responsibility for the content of the proposal or supporting statement, which are included here in accordance with applicable proxy rules and regulations. Our Board of Directors opposes and unanimously recommends that you vote “AGAINST” the proposal for the reasons stated after the proposal.

“Proposal 5 – Simple Majority Vote”

RESOLVED, Petmed Express Inc. (“Petmed” or “Company”) shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. This means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. It is also important that our company take each step necessary to avoid a failed vote on this proposal topic.

Supporting Statements: Shareowners are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of six entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School (https://www.papers.ssrn.com/sol3/papers.cfm?abstract_id=593423).

Large funds, such as BlackRock, SSgA and Northern Trust generally support elimination of supermajority requirements, since most view them as an entrenchment device for management. For example, BlackRock’s Proxy Voting Guidelines for U.S. Securities (https://www.blackrock.com/corporate/literature/fact-sheet/blk-responsible-investment-guidelines-us.pdf) reads as follows:

We generally favor a simple majority voting requirement to pass proposals. Therefore, we will support the reduction or the elimination of supermajority voting requirements to the extent that we determine shareholders’ ability to protect their economic interests is improved. Nonetheless, in situations where there is a substantial or dominant shareholder, supermajority voting may be protective of public shareholder interest and we may support supermajority requirements in those situations.

This proposal topic won from 59.2% to 80.1% of the vote at Kaman, DowDuPont, Salseforce.com and Ryder System in early 2018. Prior to that, it won 74% to 99% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill, Macy’s, Ferro Arconic, and Cognizant Technology Solutions.

Currently a 1% special interest minority of shares can frustrate the will of shareholders casting 66% of shares in favor. In other words a 1% special interest minority could have the power to prevent shareholders from improving our corporate governance.

Please vote again to enhance shareholder value:

Simple Majority Vote – Proposal 5

Board of Directors Statement in Opposition to Item 5

The Board of Directors unanimously recommends a vote “AGAINST” the stockholder proposal seeking to eliminate all supermajority voting provisions set forth in the Company’s Bylaws, should proper presentation be made.

This stockholder proposal is moot, since in order to make certain changes reflecting current practices in corporate governance, and updating the Company’s Bylaws and bring the Bylaws in congruence with amendments to the Florida Act, in March, 2019, the Board of Directors approved and is recommending for stockholder approval amendments to the Company’s Bylaws, including eliminating the only supermajority voting provision therein. We encourage stockholders to read the discussion about the amended Bylaws in Item 2 beginning on page 6 and the full-text of the proposed amendments to the Bylaws on page 40.

Voting Matters

If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies that have already been submitted, and which are not subsequently revoked or changed as described below, will be voted at the 2019 Annual Meeting as indicated. Detailed information regarding voting procedures can be found in the Proxy Statement. In general, you may revoke your proxy and vote again by (i) delivering a notice of revocation or delivering a later-dated proxy to the Company’s Corporate Secretary at PetMed Express, Inc. 420 South Congress Avenue, Delray Beach, FL 33445; (ii) submitting another vote over the Internet or by telephone; or (iii) by attending and voting in person during the 2019 Annual Meeting. However, your attendance during the 2019 Annual Meeting will not automatically revoke your proxy unless you specifically so request. A stockholder's last vote is the vote that will be counted. See Questions and Answers about the Proxy Materials and the 2019 Annual Meeting on pages 1 – 5 of the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on July 26, 2019

This Amendment No. 1, the Proxy Statement and the 2019 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, are available at www.viewproxy.com/1800petmeds/2019.